UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2023

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

235 Lincoln Rd., Suite 210, Miami Beach, Florida 33139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 611-3622

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Merial Definitive Agreement.

On August 21, 2023, Cuentas Inc., a Florida corporation (the “Company”), entered into a common stock warrant exercise inducement offer letter (the “Inducement Letter”) with a certain holder (the “Holder”) of existing warrants to purchase shares of the Company’s common stock at an exercise price of $7.67 per share, issued on August 8, 2022 and warrants to purchase shares of the Company’s common stock at an exercise price of $17.16 per share issued on February 8, 2023 (together, the “Existing Warrants”), pursuant to which the Holder agreed to exercise for cash its Existing Warrants to purchase an aggregate of 616,303 shares of the Company’s common stock, at a reduced exercised price of $3.30 per share, in consideration for the Company’s agreement to issue new warrants (the “Inducement Warrants”) having terms as described below, to purchase up to 1,232,606 shares of the Company’s common stock (the “Inducement Warrant Shares”). The Company expects to receive aggregate gross proceeds of approximately $2,033,799 from the exercise of the Existing Warrants by the Holder and the sale of the Inducement Warrants, before deducting placement agent fees and other offering expenses payable by the Company.

The Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the transactions summarized above and will pay Wainwright a cash fee equal to 7.0% of the gross proceeds received from the exercise of the Existing Warrants as well as a management fee equal to 1.0% of the gross proceeds from the exercise of the Existing Warrants. The Company agreed to pay Wainwright $65,000 for non-accountable expenses and $15,950 for closing fee. The Company also agreed to issue to Wainwright or its designees warrants (the “Placement Agent Warrants,” and such shares of common stock issuable thereunder, the “Placement Agent Warrant Shares”) to purchase up to 43,141 shares of common stock which will have the same terms as the Inducement Warrants except for an exercise price equal to $4.455 per share.

The Company expects to use the net proceeds of these transactions for general corporate and working capital purposes. The closing of the transactions contemplated pursuant to the Inducement Letter is expected to occur on or about August 24, 2023 (the “Closing Date”), subject to satisfaction of customary closing conditions.

The resale of the shares of the Company’s common stock issuable upon exercise of the Existing Warrants are registered pursuant to existing registration statements on Form S-3 (File No. 333-267268), declared effective by the Securities and Exchange Commission (the “SEC”) on September 22, 2022 and Form S-1 (File No. 333-273552), declared effective by the SEC on August 9, 2023.

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) covering the resale of the Warrant Shares issuable upon the exercise of the Inducement Warrants (the “Resale Registration Statement”), as soon as practicable, and to have such Resale Registration Statement declared effective by the SEC within 90 days following the date of the Inducement Letter. In the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 90 days after the Closing Date. The Company also agreed not to effect or agree to effect any variable rate transaction (as defined in the Inducement Letter) until one (1) year after the Closing Date (subject to certain exceptions).

Inducement Warrant Terms

The following summary of certain terms and provisions of the Inducement Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Inducement Warrants, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the Inducement Warrants is qualified in its entirety by reference to such exhibit.

Stockholder Approval

The issuance of the shares of common stock issuable upon exercise of the Inducement Warrants may be subject to stockholder approval under applicable rules and regulations of The Nasdaq Capital Market (“Stockholder Approval”). The Company has agreed to convene a stockholders’ meeting on or before 90 days following the Closing Date, to obtain such approval, if required, and if the Company does not obtain Stockholder Approval at the first meeting, to call a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Inducement Warrants are no longer outstanding. If Stockholder Approval is not required, the Inducement Warrants will become exercisable immediately upon issuance,

Duration and Exercise Price

Each Inducement Warrant will have an exercise price equal to $3.30 per share. The Inducement Warrants will be exercisable at any time on or after the date upon which the transaction is approved by stockholders (“Stockholder Approval Date”), or if such Stockholder Approval is not required  under applicable rules and regulations of The Nasdaq Capital Market, the date of issuance, and have a term of exercise of five and one-half (5-1/2) years following the Stockholder Approval Date, or if such Stockholder Approval is not required, the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rate distributions, reorganizations, a Fundamental Transaction (as defined in the Inducement Warrants) or similar events affecting our common stock and the exercise price.

Exercisability

The Inducement Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Inducement Warrants to the extent that the holder would own more than 4.99% (or, 9.99% at the election of the holder prior to issuance) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Inducement Warrants up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Inducement Warrants.

Cashless Exercise

If, at the time a holder exercises its Inducement Warrants, a registration statement registering the resale of the Inducement Warrant Shares by the holder under the Securities Act (as defined herein) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Inducement Warrants.

Trading Market

There is no established trading market for the Inducement Warrants, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the Inducement Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Inducement Warrants will be extremely limited.

Rights as a Stockholder

Except as otherwise provided in the Inducement Warrants or by virtue of the holder’s ownership of shares of the Company’s common stock, such holder of Inducement Warrants does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s Inducement Warrants. The Inducement Warrants will provide that the holders of the Inducement Warrants have the right to participate in distributions or dividends paid on the Company’s shares of common stock.

Fundamental Transactions

If at any time the Inducement Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effects a Fundamental Transaction (as defined in the Inducement Warrants), a holder of Inducement Warrants will be entitled to receive, upon exercise of the Inducement Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Inducement Warrants immediately prior to the Fundamental Transaction. As an alternative, and at the Holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the Inducement Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Inducement Warrant) of the remaining unexercised portion of the Inducement Warrant on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The Inducement Warrants may be modified or amended or the provisions of the Inducement Warrants waived with the Company’s and the holder’s written consent.

The forms of Inducement Letter and Inducement Warrants are attached as Exhibits 10.1 and 4.1, respectively. The description of the terms of the Inducement Letter and the Inducement Warrants is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Inducement Warrants and the Placement Agent Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2). Neither the issuance of the Inducement Warrants, the Placement Agent Warrants nor the Inducement Warrant Shares or the Placement Agent Warrant Shares have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Inducement Warrants and the Placement Agent Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1	Form of Inducement Warrant
10.1	Form of Inducement Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Dated: August 22, 2023	By:	/s/ Arik Maimon
Arik Maimon
Interim Chief Executive Officer

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